As Filed with the Securities and Exchange Commission on July 31, 1999.
                                                      Registration No. 333-60209
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                         Post-Effective Amendment No. 1
                                       To
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                               BE Aerospace, Inc.

             (Exact name of registrant as specified in its charter)



         DELAWARE                           3728                    06-1209796
(State or other jurisdiction of  (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)    Classification Code Number)   Identification Number)

                               ------------------


                            1400 Corporate Center Way
                            Wellington, Florida 33414
                                 (561) 791-5000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Thomas P. McCaffrey
                             Chief Financial Officer
                               BE Aerospace, Inc.
                            1400 Corporate Center Way
                            Wellington, Florida 33414
                                 (561) 791-5000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                                 with copies to:

                              Rohan S. Weerasinghe
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000

         Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|
================================================================================
1 Pursuant to Rule 401(e), this Post-Effective Amendment to Form S-3 amends Registration Statement No. 333-60209.

================================================================================

                                EXPLANATORY NOTE


                  This post-effective amendment No. 1 is being filed solely for the purpose of removing from registration the shares of common stock par value $.01, (the "Common Stock") of BE Aerospace, Inc. (the "Company") offered hereby by certain selling stockholders of the Company named herein (collectively, the "Selling Stockholders") that remain unsold at the termination of this offering pursuant to Item 512(a) (3) of Regulation S-K. The registration of the shares of the Company's Common Stock hereby pursuant to this resale shelf-registration statement was filed in connection with the acquisition of Aerospace Interiors, Inc. ("ASI") and Aerospace Lighting Corporation ("ALC") by the Company.

                  Pursuant to an Agreement and Plan of Reorganization and Merger dated as of July 30, 1998, among the Company, BE Aerospace Acquisition Corp., Aerospace Lighting Corporation and the Trustees U/A Gertude Brown, the Trustees U/A William Brown, Michael Tenzyk, Judith Tenzyk, Louis Francisco and Elise Francisco (the "ASI Merger Agreement"), the Company was required to cause the registration statement to remain effective until the earliest to occur of (i) the sale of all registered shares (as defined in the ASI Merger Agreement) by the selling stockholders, or (ii) April 25, 1999, which is 120 days after December 24, 1998, the date on which the registration statement became effective. In addition, pursuant to an Agreement and Plan of Reorganization and Merger, dated as of March 27, 1998, among the Company, BE Acquisition Corp., Aerospace Interiors, Inc., the Gregory and Deborah Fodell Partnership Ltd., the Gregory and Deborah Fodell Partnership II, Ltd. and Gregory N. Fodell (the "ALC Merger Agreement"), the Company was required to cause the Registration Statement to remain effective until the earliest to occur of (i) the sale of all registered shares (as defined in the ALC Merger Agreement) by the selling stockholders, or (ii) July 31, 1999. Consequently, the Company is no longer required by the terms of the ASI and ALC Merger Agreements to keep the registration statement effective. As of July 30, 1999, 493,478 shares of Common Stock registered pursuant to this registration statement remain unsold. The Company hereby removes such shares from registration. This post-effective amendment No. 1 does not contain a copy of the prospectus or Part II included in the Registration Statement as the sole purpose of this filing is to remove from registration all of the shares of Common Stock offered hereby that remain unsold pursuant to the registration statement.





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


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellington and the State of Florida, on the 2nd day of August, 1999.

                                           BE AEROSPACE, INC.



                                           By:             *
                                               --------------------------------
                                                       Amin J. Khoury
                                                    Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on the 2nd day of August, 1999.


            Signature                               Title
            ---------                               -----

                *                     Chairman of the Board of Directors
---------------------------------
         Amin J. Khoury

                *                     Vice Chairman of the Board of Directors
---------------------------------     and Chief Executive Officer (principal
         Robert J. Khoury             executive officer)

                *                     President, Chief Operating Officer and
---------------------------------     Director
        Paul E. Fulchino

               *                      Corporate Senior Vice President of
---------------------------------     Administration, Chief Financial Officer
       Thomas P. McCaffrey            and Assistant Secretary (principal
                                      financial and accounting officer)

                *                     Director
---------------------------------
          Jim C. Cowart

                *                     Director
---------------------------------
      Richard G. Hamermesh

                *                     Director
---------------------------------
          Brian H. Rowe

                *                     Director
---------------------------------
         Hansjoerg Wyss

* By: /s/ Thomas P. McCaffrey
      ---------------------------
          Thomas P. McCaffrey
           Attorney-in-fact





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